UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2013

HAWAIIAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819
(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On May 29, 2013, Hawaiian Airlines, Inc. (the “Company”),  caused Wilmington Trust, National Association, as pass through trustee for two pass through trusts newly formed by the Company, to issue and sell Pass Through Certificates, Series 2013-1A, and Pass Through Certificates, Series 2013-1B (collectively, the “Certificates”) in the aggregate face amount of $444,540,000.  Hawaiian Holdings, Inc. (“Hawaiian Holdings”) will fully and unconditionally guarantee (the “Parent Guarantee”) the payment obligations of the Company under the related equipment notes.

The Certificates and the Parent Guarantee were registered for offer and sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the shelf registration statements on Form S-3 (File No. 333-187255 and 333-187255-01) filed by Hawaiian Holdings and the Company (the “Registration Statement”).

This Current Report on Form 8-K is being filed for the purpose of (i) adding the opinion of Morris James LLP that the Certificates are binding obligations as an exhibit with respect to the Registration Statement and (ii) adding the opinion of Hughes Hubbard & Reed LLP that the Parent Guarantee is a binding obligation as an exhibit with respect to the Registration Statement.  See Item 9.01 of this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)              Exhibits. The documents listed as exhibits below are filed as exhibits with reference to the Registration Statement. The Registration Statement and the final Prospectus Supplement, dated May 14, 2013, to the Prospectus, dated April 18, 2013, relate to the offering of the Certificates.

Exhibit No.	Description
5.1	Opinion of Morris James LLP
5.2	Opinion of Hughes Hubbard & Reed LLP
23.1	Consent of Morris James LLP (included in Exhibit 5.1)
23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013

HAWAIIAN HOLDINGS, INC.

By:	/s/ Hoyt H. Zia
	Name:	Hoyt H. Zia
	Title:	Secretary